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                                                                  Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated January 15, 2002, with respect to the consolidated financial statements of Mississippi Valley Bancshares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-92472) of Marshall & Ilsley Corporation for the registration of 10,270,000 shares of its common stock.



/s/ Ernst & Young LLP

St. Louis, Missouri
July 22, 2002